EXHIBIT 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180214317-49 Filing Date and Time 05/09/2018 11:25 AM Entity Number E0227632018-2

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Coates International Ltd.
Name of constituent entity

Delaware
Jurisdiction

C-Corporation
Entity type *

and,

Coates International, Ltd.
Name of resulting entity

Nevada
Jurisdiction

C-Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] **The entire plan of conversion is attached to these articles.**
- [ ] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT | **ABOVE SPACE IS FOR OFFICE USE ONLY**

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Barry C.Kaye, CFO

c/o: Coates International, Ltd.
2100 Highway 34
Wall, NJ 07719

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: May 7, 2018 **Time:** 12:01AM

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Coates International Ltd.

Name of *constituent* entity

X Barry C. Kaye | Treasurer and CFO | 5/7/18

Signature | **Title** | **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLES OF CONVERSION OF

A CORPORATION CONVERTING TO

A NEVADA CORPORATION

Converting Entity Information

The name of the converting entity is Coates International Ltd.

The jurisdiction of formation is Delaware.

The date of formation of the corporation is November 1, 1991.

The file Number issued to the corporation by the Secretary of State is: 2277293

Plan of Conversion - Alternative Statements

The corporation named above is converting to a Nevada Corporation. The name of the Nevada Corporation is: Coates International, Ltd.

The Nevada Corporation will be formed under the laws of the State of Nevada.

☐ The Plan of Conversion is attached to these Articles of Conversion.

☒ Instead of attaching the Plan of Conversion, the corporation certifies to the following:

A signed Plan of Conversion will be maintained at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: 2100 Highway 34, Wall, NJ 07719.

A signed Plan of Conversion will be maintained at the principal place of business of the Nevada Corporation. The address of the principal place of business of the Nevada Corporation is: 2100 Highway 34, Wall, NJ 07719.

A copy of the Plan of Conversion will be furnished upon written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Capital Stock of the Nevada Corporation:

All information regarding the Corporation's Capital Stock are contained in the Articles of Incorporation being filed herewith.

This is summarized as follows:

Common Stock, par value $0.0001 per share – 2,400,000,000 shares authorized

Preferred Stock, par value $0.001 per share – 100,000,000 shares authorized

Designations of Preferred Stock:

The Corporation is filing a certificate of designation of the two classes of Preferred Stock currently authorized by the Corporation's board of directors pursuant to the Corporation's By-Laws. The number of shares of each class to be so designated is summarized as follows:

Series A Preferred Stock – 1,000,000 designated

Series B Convertible Stock – 10,000,000 designated

By-Laws of the Nevada Corporation:

The Nevada Corporation will adopt the existing By-Laws of the Delaware Corporation without amendment or modification thereto.

Board of Directors:
The Board of directors of the Nevada Corporation will consist of same existing members of the Board of Directors of the Delaware Corporation. The names and addresses of these directors is summarized as follows:

1) George J. Coates, 2100 Highway 34, Wall, New Jersey 07719-9738;
2) Barry C. Kaye, 2100 Highway 34, Wall, New Jersey 07719-9738;
3) Gregory G. Coates, 2100 Highway 34, Wall, New Jersey 07719-9738;
4) Dr. Frank Adipietro, 2100 Highway 34, Wall, New Jersey 07719-9738;
5) Richard Whitworth, 2100 Highway 34, Wall, New Jersey 07719-9738; and
6) Glenn Crocker, 2100 Highway 34, Wall, New Jersey 07719-9738.

Corporate Officers of the Nevada Corporation:
The Corporate Officers of the Nevada Corporation will consist of same existing Corporate Officers of the Board of Directors of the Delaware Corporation.

1) President and Chief Executive Officer: George J. Coates, 2100 Highway 34, Wall, New Jersey 07719-9738;
2) Treasurer and Chief Financial Officer: Barry C. Kaye, 2100 Highway 34, Wall, New Jersey 07719-9738;
3) Corporate Secretary: Gregory G. Coates, 2100 Highway 34, Wall, New Jersey 07719-9738.

Approval of the Plan of Conversion

The Plan of Conversion has been approved by the Corporation's board of directors. Approval of the Plan of Conversion was effectuated by Unanimous Written Consent of the board of directors of the Corporation on January 17, 2018.

Shareholder Approval of the Plan of Conversion

The Plan of Conversion was approved by the Corporation's shareholders on January 17, 2018 by means of the Consent of the Majority Shareholder which controls 83% of all eligible votes on all matters brought before the shareholders for a vote.

Effectiveness of Filing

☒ This document becomes effective when the document is accepted and filed by the Secretary of State of Nevada.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Coates International Ltd.
(A Delaware Corporation)

Dated: May 7, 2018

By *Barry C. Kaye*
Barry C. Kaye, Treasurer and Chief Financial Officer

Coates International, Ltd.
(A Nevada Corporation)

Dated: May 7, 2018

By *Barry C. Kaye*
Barry C. Kaye, Treasurer and Chief Financial Officer

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER
(CONVERSION)

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **COATES INTERNATIONAL, LTD.** did on May 9, 2018 file in this office the Convert In and Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 9, 2018.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Denise Repp
Certificate Number: C20180509-1115